SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

      -------------------------------------------------------------------



                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported):  October 2, 1996





                      CNL AMERICAN PROPERTIES FUND, INC.
              (Exact Name of Registrant as Specified in Charter)



            Florida                 33-78790               59-3239115
       (State or other
         jurisdiction      (Commission File Number)      (IRS Employer
       of incorporation)                               Identification No.)


             400 East South Street, Suite 500               32801
                     Orlando, Florida                    (Zip Code)
         (Address of principal executive offices)



      Registrant's telephone number, including area code:  (407) 422-1574



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
------

              Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
------

         The following information is provided voluntarily prior to the date on which it is required to be reported under this Item 2.

         STATUS OF THE OFFERING

         Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL American Properties Fund, Inc. (the "Company") registered for sale an aggregate of $165,000,000 of shares of common stock (the "Shares") (16,500,000 Shares at $10 per Share). As of October 3, 1996, the Company had received aggregate subscription proceeds of $104,484,211 (10,448,421 Shares) from 5,788 stockholders, including $391,348 (39,135 Shares) issued pursuant to the Company's reinvestment plan.

         As stated in the registration statement of the Company, including the Prospectus which constitutes a part thereof, as amended, the proceeds of the offering of Shares are used primarily to acquire properties (the "Properties") located across the United States to be leased on a long-term, triple-net basis to creditworthy operators of selected national and regional fast-food, family-style and casual dining restaurant chains. The Company may also provide financing (the "Mortgage Loans") for the purchase of buildings, generally by lessees that lease the underlying land from the Company.

         ACQUISITION OF PROPERTIES

         During the period September 20, 1996 through October 3, 1996, the Company acquired one Property consisting of land and building. The Property is a Burger King Property located in Chicago, Illinois.

         In connection with the purchase of the Burger King Property, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The lease is on a triple-net basis, with the lessee responsible for all repairs and maintenance, property taxes, insurance and utilities. The lessee also is required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the lease. In addition, in connection with this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee.

         The following table sets forth the location of the one Property acquired by the Company during the period September 20, 1996 through October 3, 1996, a description of the competition, and a summary of the principal terms of the acquisition and lease of the Property.


                                            PROPERTY ACQUISITIONS
                               From September 20, 1996 through October 3, 1996
                                                       Lease Expira-
Property Location and          Purchase      Date         tion and          Minimum                              Option
Competition                    Price (1)  Acquired   Renewal Options    Annual Rent (2)     Percentage Rent    To Purchase
---------------------        -----------  --------   --------------- -------------------    ---------------    -----------
BURGER KING                  $940,934     10/02/96   12/2016; two    11% of Total Cost (4)  for each lease     None
(the "Chicago Property")     (excluding              five-year                              year, (i) 8.5% of
Restaurant to be constructed closing and             renewal options                        annual gross sales
                             development                                                    minus (ii) the
The Chicago Property is      costs)(3)                                                      minimum annual
located on the southwest                                                                    rent for such
corner of 40th Street and                                                                   lease year
Pulaski Road, in Chicago,
Cook County, Illinois, in an
area of mixed retail,
commercial, and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Chicago
Property include an Arby's,
a Long John Silver's, and a
local restaurant.


[FN]
-----------------------------------------------------------------------------

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of the Property acquired, once the building is constructed, is set forth below:

      Property             Federal Tax Basis
      --------             -----------------

      Chicago Property  $     753,000

(2) Minimum annual rent for the Chicago Property will become due and payable on the possession date, which is December 28, 1996 (the "Possession Date"). For the Chicago Property, "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property shall accrue prior to the Possession Date and shall be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreement for the Property which is to be constructed, provides that construction must be completed no later than the date set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:
                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ----------------

      Chicago Property        $ 1,613,636                December 28, 1996

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.


    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                      CNL AMERICAN PROPERTIES FUND, INC.
 GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM SEPTEMBER 20, 1996
                            THROUGH OCTOBER 3, 1996
                       FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from September 20, 1996 through October 3, 1996, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

      These  estimates do not purport to present actual or expected operations of the Company for any period in the future.  These estimates were prepared on the  basis  described  in  the  accompanying  notes  which  should  be read in
conjunction  herewith.   No single lessee or group of affiliated lessees lease
Properties  or  has borrowed funds from the Company with an aggregate purchase price  in  excess  of  20%  of the expected total net offering proceeds of the
Company.


                                     Burger King
                                   Chicago, IL (5)
                                   ---------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                          $173,489

Asset Management Fees (2)                (9,463)

General and Administrative
  Expenses (3)                          (10,756)
                                       --------

Estimated Cash Available from
  Operations                            153,270

Depreciation and Amortization
  Expense (4)                           (19,317)
                                       --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company             $133,953
                                       ========

-------------------------------------------------------------------------
[FN]
FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Property will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement.

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Property has been depreciated on the straight-line method over 39 years.

(5) The development agreement for the Property which is to be constructed, provides that construction must be completed no later than the date set forth below:
                                    Estimated Final
      Property                      Completion Date
      --------                      ---------------

      Chicago Property              December 28, 1996




ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.
-------
                  Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
-------

                  Not applicable.

ITEM 5.     OTHER EVENTS.
-------

                  Not applicable.

ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS.
-------

                  Not applicable.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
-------     EXHIBITS.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS
                        ------------------------------

                                                                       Page
                                                                       ----

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1996            9

   Pro Forma Consolidated Statement of Earnings for the
     six months ended June 30, 1996                                    10

   Pro Forma Consolidated Statement of Earnings for the
     year ended December 31, 1995                                      11

   Notes to Pro Forma Consolidated Financial Statements
     for the six months ended June 30, 1996 and the
     year ended December 31, 1995                                      12


                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


      The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1996, including the receipt of $76,816,648 in gross offering proceeds from the sale of 7,681,665 shares of common stock pursuant to a Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, and the application of such proceeds to purchase 68 properties (including 29 properties which consist of land and building, one property through a joint venture arrangement which consists of land and building, five properties which consist of building only and 33 properties consisting of land only), 14 of which were under construction at June 30, 1996, to provide mortgage financing to the lessees of the 33 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $27,667,563 in gross offering proceeds from the sale of 2,766,756 additional shares of common stock during the period July 1, 1996 through October 3, 1996, and (iii) the application of such funds and $1,124,908 of cash and cash equivalents at June 30, 1996, to purchase 15 additional properties acquired during the period July 1, 1996 through October 3, 1996 (12 of which are under construction and consist of land and building, two properties which consist of land and building and one property which consists of building only), to pay additional costs for the 14 properties under construction at June 30, 1996, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1996, includes the transactions described in (i) above from its historical consolidated balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on June 30, 1996.

      The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1996 and the year ended December 31, 1995, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for the seven of the 83 properties that were owned by the Company as of October 3, 1996, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) June 2, 1995 (the date the Company became operational), to (B) the earlier of (1) the date the property was acquired by the Company or (2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining 76 properties owned by the Company as of October 3, 1996, due to the fact that these properties did not have a previous rental history.

      This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the C o m pany's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                                                    Pro Forma
               ASSETS               Historical     Adjustments     Pro Forma
                                   -----------  ---------------  -----------

Land and buildings on operating
  leases, less accumulated
  depreciation                      $39,754,572  $15,942,807 (a)  $55,697,379
Net investment in direct
  financing leases (b)                3,071,035    7,484,840 (a)   10,555,875
Cash and cash equivalents            13,369,577   (1,124,908)(a)   12,244,669
Receivables                             114,842                       114,842
Mortgage notes receivable            12,432,362                    12,432,362
Prepaid expenses                         31,396                        31,396
Organization costs, less
  accumulated amortization               15,682                        15,682
Loan costs, less accumulated
  amortization                           44,871                        44,871
Accrued rental income                   215,222                       215,222
Other assets                          1,548,050       53,804 (a)    1,601,854
                                    -----------  -----------      -----------

                                    $70,597,609  $22,356,543      $92,954,152
                                    =========== ============      ===========

LIABILITIES AND STOCKHOLDERS'
  EQUITY

Liabilities:
  Note payable                      $   603,745                   $   603,745
  Accrued interest payable                2,462                         2,462
  Accrued construction costs
    payable                           3,097,615  $(3,097,615)(a)           -
  Accounts payable and accrued
    expenses                             74,460                        74,460
  Escrowed real estate taxes
    payable                               9,696                         9,696
  Due to related parties                206,702                       206,702
  Deferred financing income              42,518                        42,518
  Rents paid in advance                  22,277                        22,277
                                    -----------  -----------      -----------
      Total liabilities               4,059,475   (3,097,615)         961,860
                                    -----------  -----------      -----------

Minority interest                       297,808           -           297,808
                                    -----------  -----------      -----------

Stockholders' equity:
  Preferred stock, without
    par value.
    Authorized and unissued
    3,000,000 shares                        -                             -
  Excess shares, $.01 par value
    per share.  Authorized and
   unissued 23,000,000 shares               -                             -
  Common stock, $.01 par value
    per share.
    Authorized 20,000,000 shares;
    issued and outstanding 7,701,665
    shares; issued and outstanding,
    as adjusted, 10,468,421 shares       77,017       27,668 (a)      104,685
  Capital in excess of par value     66,612,593   25,426,490 (a)   92,039,083
  Accumulated distributions in
    excess of net earnings             (449,284)                     (449,284)
                                    -----------  -----------      -----------
                                     66,240,326   25,454,158       91,694,484
                                    -----------  -----------      -----------

                                    $70,597,609  $22,356,543      $92,954,152
                                    =========== ============      ===========




                See accompanying notes to unaudited pro forma
                      consolidated financial statements.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                        SIX MONTHS ENDED JUNE 30, 1996


                                                     Pro Forma
                                      Historical    Adjustments    Pro Forma
                                      ----------   --------------  ----------

Revenues:
  Rental income from
    operating leases                  $1,618,001   $   43,538 (1)  $1,661,539
  Earned income from
    direct financing leases (2)           86,184       34,282 (1)     120,466
  Interest income from
    mortgage notes receivable            465,498                      465,498
  Other interest and income              211,789      (16,508)(3)     195,281
                                      ----------   ----------      ----------
                                       2,381,472       61,312       2,442,784
                                      ----------   ----------      ----------

Expenses:
  General operating and
    administrative                       269,319                      269,319
  Professional services                   48,391                       48,391
  Asset and mortgage management
    fees to related party                 97,673        4,352 (4)     102,025
  State and other taxes                   12,384        1,129 (5)      13,513
  Interest expense                         3,578                        3,578
  Depreciation and amortization          238,762        3,300 (6)     242,062
                                      ----------   ----------      ----------
                                         670,107        8,781         678,888
                                      ----------   ----------      ----------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture           1,711,365       52,531       1,763,896

Minority Interest in Earnings of
  Consolidated Joint Venture             (22,323)                     (22,323)
                                      ----------   ----------      ----------

Net Earnings                          $1,689,042   $   52,531      $1,741,573
                                      ==========   ==========      ==========


Earnings Per Share of
  Common Stock                        $      .30                   $      .31
                                      ==========                   ==========


Weighted Average Number of
  Shares of Common Stock
  Outstanding                          5,649,041                    5,649,041
                                      ==========                   ==========



                See accompanying notes to unaudited pro forma
                      consolidated financial statements.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED DECEMBER 31, 1995


                                                    Pro Forma
                                       Historical  Adjustments    Pro Forma
                                       ---------- --------------  ----------

Revenues:
  Rental income from
    operating leases                    $ 498,817   $ 96,945 (1)   $ 595,762
  Earned income from direct
    financing leases (2)                   28,935                     28,935
  Contingent rental income                 12,024                     12,024
  Interest income                         119,355    (29,664)(3)      89,691
                                         ---------  ---------       ---------
                                          659,131     67,281         726,412
                                         ---------  ---------       ---------

Expenses:
  General operating and
    administrative                        134,759                    134,759
  Professional services                     8,119                      8,119
  Asset management fee to
    related party                          23,078      4,368 (4)      27,446
  State taxes                              20,189      1,769 (5)      21,958
  Depreciation and amortization           104,131     14,700 (6)     118,831
                                         ---------  ---------       ---------
                                          290,276     20,837         311,113
                                         ---------  ---------       ---------

Earnings Before Minority
  Interest in Earnings of
  Consolidated Joint Venture              368,855     46,444         415,299

Minority Interest in Earnings
  of Consolidated Joint Venture               (76)                       (76)
                                         ---------  ---------       ---------

Net Earnings                            $ 368,779  $  46,444       $ 415,223
                                         ========= ==========       =========

Earnings Per Share of
  Common Stock (7)                      $     .19                   $     .22
                                         =========                  =========


Weighted Average Number
  of Shares of Common Stock
  Outstanding (7)                       1,898,350                   1,905,970
                                         =========                  =========


                See accompanying notes to unaudited pro forma
                      consolidated financial statements.



                      CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARY
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1996
                     AND THE YEAR ENDED DECEMBER 31, 1995


Pro Forma Consolidated Balance Sheet:
------------------------------------

(a) Represents gross proceeds of $27,667,563 from the issuance of 2,766,756 shares of common stock during the period July 1, 1996 through October 3, 1996 and $1,124,908 of cash and cash equivalents at June 30, 1996, used
      (i) to acquire 15 properties for $16,423,219 (of which one property consists of building only and 14 properties consist of land and building), (ii) to fund estimated construction costs of $8,910,807 ($3,097,615 of which was accrued as construction costs payable at June 30, 1996) relating to 14 wholly-owned properties under construction at June 30, 1996, (iii) to pay acquisition fees of $1,245,040 ($1,191,236 of which was allocated to properties and $53,804 of which was classified as other assets and will be allocated to future properties) and to pay selling commissions and offering expenses (stock issuance costs) of $2,213,405, which have been netted against capital in excess of par value.

      The pro forma adjustments to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:

                                  Estimated
                               purchase price
                              (including con-
                               struction and     Acquisition
                               closing costs)        fees
                               and additional     allocated
                             construction costs  to property     Total
                             ------------------  -----------  -----------
         Boston Market in
           Corvallis, OR            $   906,684   $    48,573 $   955,257
         Jack in the Box in
           Houston, TX                  893,681        47,876     941,557
         Arby's in
           Kendallville, IN             738,326        39,553     777,879
         Boston Market in
           Rockwall, TX                 758,432        40,630     799,062
         Boston Market in
           Upland, CA                   969,780        51,953   1,021,733
         Jack in the Box
           in Houston, TX               911,104        48,809     959,913
         Applebee's in
           Montclair, CA              1,593,906        85,388   1,679,294
         Golden Corral in
           Brooklyn, OH                 986,780        52,863   1,039,643
         Boston Market in
           La Quinta, CA                943,388        50,539     993,927
         Boston Market
           in Merced, CA                923,356        49,465     972,821
         Arby's in Avon, IN             789,676        42,304     831,980
         Ryan's in
           Spring Hill, FL            1,852,027        99,215   1,951,242
         Applebee's in
           Salinas, CA                1,325,026        70,983   1,396,009
         Boston Market
           in Florissant, MO          1,253,881        67,172   1,321,053
         Burger King
           in Chicago, IL             1,577,172        84,491   1,661,663
         Fourteen wholly owned
           properties under
           construction at
           June 30, 1996              5,813,192       311,422   6,124,614
                                    -----------    ----------- -----------

                                    $22,236,411   $ 1,191,236 $23,427,647
                                    ===========    =========== ===========

         Adjustment classified
           as follows:
             Land and buildings on
               operating leases                               $15,942,807
             Net investment in
               direct financing
               leases                                           7,484,840
                                                               -----------

                                                              $23,427,647
                                                               ===========

(b) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental revenues received. The building portions of ten of the properties have been classified as direct financing leases.

Pro Forma Consolidated Statements of Earnings:
---------------------------------------------

(1) Represents rental income from operating leases and earned income from direct financing leases for the seven of the 83 properties acquired during the period June 2, 1995 (the date the Company began operations) through October 3, 1996 which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma
      Property became operational as a rental property by the previous owner or (ii) June 2, 1995 (the date the Company became operational), to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the seven Pro Forma Properties was acquired from an affiliate who had
      purchased  and  temporarily  held  title  to  the  property.    The
      noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.
                                                            Date Pro Forma
                                             Date Placed    Property Became
                                             in Service     Operational as
                                           By the Company   Rental Property
                                            --------------  ---------------

            Jack in the Box in
              Los Angeles, CA                 June 1995        June 1995

            Kenny Rogers Roasters in
              Grand Rapids, MI               August 1995       June 1995

            Kenny Rogers Roasters in
              Franklin, TN                   August 1995       June 1995

            Denny's in Pasadena, TX        September 1995     August 1995

            Denny's in Shawnee, OK         September 1995     August 1995

            Denny's in Grand Rapids, MI      March 1996     September 1995

            Denny's in McKinney, TX           June 1996      December 1995

      In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

      Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1996 and 1995 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1996 and the year ended December 31, 1995.

(2) See Note (b) under "Pro Forma Consolidated Balance Sheet" above for a description of direct financing leases.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) on the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the actual dates of acquisition by the Company or the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income on interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1996 and the year ended December 31, 1995.

(4) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) on the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) June 2, 1995 (the date the Company became operational), through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $6,219,000 and $5,241,000 for the Pro Forma Properties for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively), as defined in the Company's prospectus.

(5) Represents adjustment to state tax expense due to the incremental increase in rental revenues of Pro Forma Properties. Estimated pro forma state tax expense was calculated based on an analysis of state laws of the various states in which the Company has acquired the Pro Forma Properties. The estimated pro forma state taxes consist primarily of income and franchise taxes ranging from zero to approximately five percent of the Company's pro forma rental income of each Pro Forma Property. Due to the fact that the Company's leases are triple net, the Company has not included any amounts for real estate taxes in the pro forma statement of earnings.

(6) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1996, and during the period the Company was operational, June 2, 1995 (the date following when the Company received the minimum offering proceeds and funds were released from escrow) through December 31, 1995.

      As a result of three of the six Pro Forma Properties being treated in the Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1995, as placed in service on June 2, 1995 (the date the Company became operational), the Company assumed approximately 347,100 shares of common stock were sold, and the net offering proceeds were available for investment, on June 2, 1995. Due to the fact that approximately 184,800 of these shares of common stock were actually sold subsequently, during the period June 3, 1995 through June 20, 1995, the weighted average number of shares outstanding for the pro forma period was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the period the Company was operational, June 2, 1995 through December 31, 1995.

ITEM 8.     CHANGE IN FISCAL YEAR.
-------

                  Not applicable.

                                   EXHIBITS

                                     None.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                    CNL AMERICAN PROPERTIES FUND, INC.

Dated:  October 16, 1996            By:    /s/ Robert A. Bourne
                                          ----------------------------
                                          ROBERT A. BOURNE, President